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                                                                     EXHIBIT 5.2


                                                                   April 4, 2001




Deere & Company
One John Deere Road
Moline, IL 61265



Ladies and Gentlemen:

               In connection with the issuance by John Deere B.V., a corporation organized under the laws of The Netherlands (the "Company"), of $250,000,000 aggregate principal amount of the Company's 5 7/8% Notes due April 6, 2006 Unconditionally Guaranteed by Deere & Company, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "Certain United States Federal Tax Considerations" in the Prospectus Supplement dated April 3, 2001 relating to Registration Statement no. 333-47264, to which registration statement this consent is an exhibit.

                                              Very truly yours,



                                              /s/ SHEARMAN & STERLING

LB/LLJ/SA/NAM


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